Exhibit 35.2

ANNUAL STATEMENT OF COMPLIANCE

OF

LNR PARTNERS, LLC

The undersigned, Job Warshaw, being the President of LNR Partners, LLC (the “Special Servicer”), as special servicer under the applicable Pooling and Servicing Agreement for the transactions listed on Schedule I hereto, hereby certifies, subject to any limitations listed on Schedule I hereto, as of the date hereof, on behalf of the Special Servicer, solely in his capacity as an authorized officer of the Special Servicer and not in his individual capacity, as follows:

1.	A review of the activities performed by the Special Servicer during the period commencing on January 1, 2014 and ending on December 31, 2014 (or any other shorter period set forth on Schedule I hereto) (the “Reporting Period”), and of the Special Servicer’s performance under the Pooling and Servicing Agreement has been made under my supervision; and

2.	To the best of my knowledge, based on such review and using the applicable servicing criteria under Item 1122 of Regulation AB, the Special Servicer has fulfilled all of its obligations under the applicable Pooling and Servicing Agreement in all material respects throughout the Reporting Period.

LNR PARTNERS, LLC,
a Florida limited liability company

By:	/s/ Job Warshaw
Job Warshaw
President

Dated: February 23, 2015

1601 Washington Avenue • Suite 700                         Miami Beach, Florida 33139-3164

Telephone: (305) 695-5600 • Fax: (305) 695-5601

Schedule I

CFCRE 2011-C2

CFCRE Commercial Mortgage Trust 2011-C2 Commercial Mortgage Pass-Through Certificates, Series 2011-C2

CCRE Commercial Mortgage Securities, L.P.

Cantor Fitzgerald & Co.

499 Park Avenue, 6th floor

New York NY 10022

Aaron Wessner

CCRE Commercial Mortgage Securities, L.P.

110 East 59th Street

New York NY 10022

Anthony Orso

CCRE Commercial Mortgage Securities, L.P.

499 Park Avenue, 6th floor

New York NY 10022

Jill A. Weinstein

Citibank, N.A.,

Global Transaction Services

388 Greenwich Street, 14th Floor

New York NY 10013

John Hannon

TriMont Real Estate Advisors, Inc.,

3424 Peachtree Street

NE, Suite 2200

Atlanta GA 30308

J. Gregory Winchester

TriMont Real Estate Advisors, Inc.

McKenna Long & Albridge LLP

303 Peachtree Street

Suite 5300

Altnata GA 30308

Patrick M McGeeham

U.S. Bank, National Association

190 S. LaSalle Street

Mail Code: MK-IL-SL7C

Chicago IL 60603

Laura Carroll DeBolt

U.S. Bank National Associatioin

Corporation Trust Services

190 South LaSalle Street, 7th Floor

Mail Station: MK-IL-SL7R

Chicago IL 60603

Nick Xeros